Bill Eager Appointed President of S&P Global Mobility
and CEO Designate of Planned Standalone Public Company
•Edouard Tavernier to Transition to Strategic Advisor Role Through September 30, 2025
•Company Separately Reports Second Quarter 2025 Results; Conference Call Today at 8:30 a.m. EDT
NEW YORK, July 31, 2025 — S&P Global (NYSE: SPGI) today announced the appointment of Bill Eager, Chief Executive Officer of CARFAX, as President of S&P Global Mobility (“Mobility”), effective August 15, 2025, and CEO designate upon completion of the previously announced planned separation of Mobility into a standalone public company. Mr. Eager succeeds Edouard Tavernier, who will remain with the Company as a strategic advisor through September 30, 2025, to support a smooth transition.
Mr. Eager has held various leadership roles at CARFAX, part of S&P Global Mobility, for more than 20 years. He has most recently served as CEO since 2021, during which CARFAX generated double-digit annual revenue growth, expanded its audience to more than 50 million consumers and drove the adoption of AI and ML technology to increase productivity and drive data and product improvements. Previously, Mr. Eager served as Vice President of CARFAX’s Dealer Business – its largest division – for 17 years and led the launch and commercialization of some of its most successful products, including the CARFAX Advantage subscription model for dealers, CARFAX Car Listings and CARFAX for Life. Prior to joining CARFAX, Mr. Eager was part of the leadership team at The Cobalt Group, an automotive digital retailing company.
Martina L. Cheung, President and CEO of S&P Global, said, “With more than two decades at CARFAX and deep industry expertise, Bill’s knowledge and passion for this business have prepared him to lead Mobility into its next chapter. I look forward to working closely with Bill through this transition and planned separation as we position both S&P Global and Mobility for long-term growth and value creation.”
Mr. Eager said, “I am humbled and excited by the opportunity to lead the talented teams across Mobility. We have a terrific runway ahead for growth and innovation, and I am confident in our continued success as we build on Mobility’s portfolio of trusted brands and products, including CARFAX, automotiveMastermind, Polk Automotive Solutions and Market Scan, to serve customers’ evolving needs throughout the vehicle lifecycle.”
Ms. Cheung continued, “I also want to thank Edouard for his leadership of the business over the past 12 years. He and his team have built a strong foundation for Mobility to achieve continued success. We wish him all the best in his future endeavors.”
Mr. Tavernier added, “It has been the privilege of a lifetime to lead the Mobility business and work among such talented colleagues. Our team has played an important role in bringing transparency to the industry and helping our customers navigate complex challenges. I am proud of all we have achieved, and I know firsthand that Bill’s strategic vision and his commitment to operational excellence will position Mobility exceptionally well for its expected future as a standalone company.”
S&P Global continues to expect to complete the separation of Mobility within 12 to 18 months from the date of the separation announcement, subject to the satisfaction of customary legal and regulatory requirements and approvals, including final approval of the Company's Board of Directors and effectiveness of a Form 10 registration statement to be filed with the U.S. Securities and Exchange Commission.
About Bill Eager
Bill Eager has more than 25 years of experience in the automotive information industry with a track record of scaling businesses and developing innovative products that have changed how consumers shop, buy, service and sell their vehicles. Prior to his appointment as President of S&P Global Mobility, he was Chief Executive Officer of CARFAX for four years. Under his leadership, CARFAX generated double-digit annual revenue growth, expanded its audience to more than 50 million consumers and drove the adoption of AI and ML technology to increase productivity and drive data and product improvements. The company’s award-winning culture has been recognized by USA Today and The Washington Post on their “Top Workplaces” lists in 2022-2024 and 2024, respectively.
Previously, Mr. Eager served as Vice President of CARFAX’s Dealer Business – its largest division – for 17 years. During that time, he led the launch and commercialization of some of its most successful products, including the CARFAX Advantage subscription model for dealers, CARFAX Car Listings and CARFAX for Life.
Before joining CARFAX, Mr. Eager held roles of increasing responsibility at The Cobalt Group, an automotive digital retailing company, rising to become its Director of Sales.
Bill holds a B.A. in economics from Villanova University and an MBA from George Mason University.
Second Quarter 2025 Results and Conference Call/Webcast Details
The Company's senior management will review its 2025 second quarter earnings results, which were separately announced today, on a conference call scheduled for today, July 31, at 8:30 a.m. EDT. Additional information presented on the conference call, as well as the Company's earnings release and Supplemental slide content, may be found on the Company's Investor Relations Website at http://investor.spglobal.com/Quarterly-Earnings.
The Webcast will be available live and in replay at http://investor.spglobal.com/Quarterly-Earnings.
About S&P Global
S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through sustainability and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world.
We are widely sought after by many of the world's leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world's leading organizations plan for tomorrow, today. For more information, visit www.spglobal.com.
Forward-Looking Statements
This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; the Company’s cost structure, dividend policy, cash flows or liquidity; and the anticipated separation of S&P Global Mobility ("Mobility") into a standalone public company.
Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•worldwide economic, financial, political, and regulatory conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), geopolitical uncertainty (including military conflict), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;
•the volatility and health of debt, equity, commodities, energy and automotive markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange-traded derivatives;
•the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
•the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
•the outcome of litigation, government and regulatory proceedings, investigations and inquiries;
•concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;
•the level of merger and acquisition activity in the United States and abroad;
•the level of the Company’s future cash flows and capital investments;
•the effect of competitive products (including those incorporating generative artificial intelligence ("AI")) and pricing, including the level of success of new product developments and global expansion;
•the impact of customer cost-cutting pressures;
•a decline in the demand for our products and services by our customers and other market participants;
•our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;
•our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
•our ability to successfully navigate key organizational changes, including among our executive leadership;
•the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;
•the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;
•the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
•consolidation of the Company’s customers, suppliers or competitors;
•the introduction of competing products or technologies by other companies;
•the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;

•the Company’s ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
•the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;
•the impact of changes in applicable tax or accounting requirements on the Company;
•the separation of Mobility not being consummated within the anticipated time period or at all;
•the ability of the separation of Mobility to qualify for tax-free treatment for U.S. federal income tax purposes;
•any disruption to the Company’s business in connection with the proposed separation of Mobility;
•any loss of synergies from separating the businesses of Mobility and the Company that adversely impact the results of operations of both businesses, or the companies resulting from the separation of Mobility not realizing all of the expected benefits of the separation; and
•following the separation of Mobility, the combined value of the common stock of the two publicly-traded companies not being equal to or greater than the value of the Company’s common stock had the separation not occurred.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K, as supplemented by Item 1A, Risk Factors, in our most recently filed Quarterly Report on Form 10-Q.

Contacts

Investor Relations:
Mark Grant
Senior Vice President, Investor Relations
Tel: +1 (347) 640-1521
mark.grant@spglobal.com

Media:
Christina Twomey
Chief Communications Officer
Tel: +1 (410) 382-3316
christina.twomey@spglobal.com